EXHIBIT 23.3

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CARCO Auto Loan Master Trust on Form S-3 of our report dated January 21, 1997 appearing in the Annual Report on Form 10-K of CARCO Auto Loan Master Trust for the year ended December 31, 1996, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
October 27, 1997


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Deloitte Touche
Tohmatsu
International
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